As filed with the Securities and Exchange Commission on June 17, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada	1040	65-0955118
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1200 American Flat Road
Virginia City, NV 89440
(775) 847-5272
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corrado DeGasperis
Chief Executive Officer
1200 American Flat Road
Virginia City, NV 89440
(775) 847-5272
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
400 Atlantic Street, 13th Floor
Stamford, CT 06901
(203) 351-8032

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Common stock, par value $0.000666 per share, for sale by selling stockholders	6,325,691 Shares	$3.20	$20,242,212	$2,351
Common stock, par value $0.000666 per share, to be issued by the Company	–	–	$25,000,000	$2,903
Total	–	–	$44,851,495	$5,254

(1)  Pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions. In the event that the registrant is required, as a result of antidilution adjustments pursuant to the terms of such instrument that are not contemplated by Rule 416, to issue more shares of common stock than are registered hereunder, the registrant will file a new registration statement in respect of such additional shares of common stock.

(2)  The proposed maximum offering price of shares of common stock of the registrant is based upon the market value of shares of common stock of Comstock Mining Inc. in accordance with Rule 457(c) under the Securities Act of 1933 (the “Securities Act”) calculated as the average of the high and low price as of June 13, 2011.

(3)  Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $116.10 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 17, 2011

$25,000,000
and 6,325,691 Shares of Common Stock

This prospectus may be used by selling stockholders and their subsequent transferees, pledgees, donees and successors (the “sellers”) for the offer and sale of up to 6,325,691 shares of our common stock, par value $0.00666 per share (the “Common Stock”), that are either presently outstanding or that are issuable upon the conversion of shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”) that are presently outstanding.

The shares offered hereby may be sold from time to time by one or more of the sellers.  No seller is required to offer or sell any shares, pursuant to this prospectus or otherwise.  The sellers anticipate that, if and when offered and sold, the shares will be offered and sold in transactions effected on NYSE Amex LLC, or NYSE AMEX, at then prevailing market prices. The sellers have the right, however, to offer and sell the shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated.

We will not receive any proceeds from the sale of shares by the sellers.  All proceeds from sales of shares by sellers will be paid directly to the sellers and will not be deposited in an escrow, trust or other similar arrangement.  We will bear all of the expenses in connection with the registration of the shares offered hereby, including legal and accounting fees.

This prospectus also relates to the issuance by us of shares of the Common Stock issuable in payment of dividends on our presently issued and outstanding preferred shares or for other offers or sale by us.  We may offer and sell to the public any of such shares that are not issued in payment of such dividends.  Such shares may be offered and sold from time to time, in one or more offerings, in amounts, at prices and on terms to be determined at the time of sale and set forth in an accompanying prospectus supplement and other offering materials. Each time we offer and sell such shares, we will provide a prospectus supplement that will contain specific information about the terms of the specific shares being offered and which may add, update or change information in this prospectus. This prospectus may not be used by us to sell securities unless accompanied by the applicable prospectus supplement.  Such shares may be sold directly by us to investors or through agents, underwriters or dealers we select from time to time. If any underwriters are involved, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in such prospectus supplement.

You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our shares.

The Common Stock is listed on the NYSE AMEX under the symbol “LODE.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section, at page 4,  of this prospectus and are set forth in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, the sellers may, from time to time, offer and sell shares of our Common Stock pursuant to this prospectus and we may issue or offer for sale shares of our Common Stock as dividends on our issued and outstanding preferred shares or from time to time in one or more offerings of our Common Stock. This prospectus provides you with a general description of the securities we or the sellers may offer.

Each time we offer and sell our shares, we will provide a prospectus supplement that will contain specific information about the terms of the specific shares being offered and which may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” before you invest in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since those dates.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise requires, “Comstock,” “we,” “us” and “our,” “our Company” or the “Company” refer to Comstock Mining Inc. and its consolidated subsidiaries. In addition, unless the context requires otherwise, reference to the “Board” refers to the Board of Directors of Comstock Mining Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Our filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov.  You may also read and copy any document we file with the Commission at, and obtain a copy of any such document by mail from, the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus.  References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits.  This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the Commission.  Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement.  The registration statement is available to the public over the Internet at the Commission’s web site described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the Commission.  We maintain a web site at http://www.comstockmining.com.  The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Commission pursuant to the Exchange Act and hereby incorporate them by reference in the registration statement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on April 15, 2011 (the “2010 Form 10-K”);

(b)	Our quarterly report on Form 10-Q for the period ended March 31, 2011, filed with the Commission on May 16, 2011 (the “First Quarter Form 10-Q”);

(c)	Our current report on Form 8-K, filed with the Commission on June 8, 2011;

(d)	Our proxy statement on Schedule 14A, filed with the Commission on June 8, 2011; and

(e)	The description of our Common Stock contained in our Form 8-A (File No. 001-35200), filed with the SEC under Section 12 of the Exchange Act on June 8, 2011 (the “Form 8-A”).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.  Such requests should be directed to:

Comstock Mining Inc.
P.O. Box 1118
Virginia City, Nevada 89440
Attention:  Investor Relations
Telephone: (775) 847-5272

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere or incorporated by reference in this prospectus, including financial statements and the related notes. You should carefully consider, among other things, the matters discussed under “Risks Factors” in the 2010 Form 10-K and in the First Quarter Form 10-Q, and in other documents that we subsequently file with the Commission that are incorporated by reference herein.

The Company

The Company is a Nevada-based, gold and silver mining company with extensive, contiguous property in the historic Comstock and the Silver City mining districts (collectively, the “Comstock District”). The Company was incorporated in Florida in 1999 and reincorporated in Nevada in 2008. The Company began acquiring properties and developing projects in the Comstock District in 2003.  Since then, the Company has consolidated a substantial portion of the Comstock District, secured permits, built an infrastructure and brought the exploration project into test mining production. The Company produced over 12,000 ounces of gold and over 53,000 ounces of silver from 2004-2006, at our existing heap leach processing facilities.  Our test mining activities were concluded in January 2007, when based on our longer-term production plans, we prioritized land consolidation and mine planning.

The goal of our strategic plan is to deliver stockholder value by validating qualified resources (measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commence commercial mining and processing operations with the Lucerne Project during 2011, with annual production rates of at least 20,000 gold equivalent ounces.

The Lucerne Project is located in Storey County, Nevada, approximately three miles south of Virginia City, Nevada and 30 miles southeast of Reno, Nevada. The Dayton Project, the proposed site for our second commercial mining activities, is located in Lyon County Nevada, approximately six miles south of Virginia City.  Access to the properties is by State Route 342, a paved highway. The Comstock District is located within the western portion of the Basin and Range Province of Nevada, between Reno and Carson City.

Because of the Comstock District’s historical significance, the geology is well known and extensively studied by the Company, our advisors and many independent researchers. We believe that we have amassed the largest known library of historical and current data and detailed surface mapping of our Comstock properties. We use such data in conjunction with current drilling programs to expand our understanding of the Comstock District’s structural geology as well as its broader geological footprint.

In excess of 800 reverse circulation (RC) and core holes, have been drilled by the Company and our predecessors. The data provided has furthered our knowledge of the region’s mineralization, and provided the information used to develop a starter mine plan in the Lucerne Resource Area.  For our exploration and development campaigns, all drilling, surface and down-hole surveying, hole abandonment, geologic logging, sampling, and assays were performed to industry-recognized standards. We also have drill results from an additional 254 holes at the Dayton-Alhambra-Kossuth claims in the Dayton Resource Area.

We continue acquiring additional properties in the Comstock District, expanding our footprint and creating opportunities for exploration and mining.  The Company now owns or controls approximately 6,099 acres of lode mining claims in the Comstock District. The acreage is comprised of 999 acres of patented claims (private lands) and 5,100 acres of unpatented claims, the Bureau of Land Management (“BLM”) administers. The Company also owns a heap leach processing facility that will be redesigned and modified to accommodate our new production plans.

On July 21, 2010, we changed our name from “GoldSpring, Inc.” to “Comstock Mining Inc.,” by way of a merger with a wholly owned subsidiary (Comstock Mining Inc.) that was formed solely for the purpose of changing our name.

Strategic Plan

In April 2010, the Board approved a strategic plan designed to restructure and recapitalize the Company, accelerate mine development and production and continue exploration.  The principal features of the plan included an operational and management restructuring, a reverse stock split, land acquisitions, a balance sheet restructuring, and an equity raise to fund gold and silver mine operations, exploration and development.  The Board also agreed to pursue listing of the Company’s Common Stock on a nationally recognized securities exchange in the United States and Canada.  The goal of the strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commence commercial mining and processing operations during 2011, with annual production rates of at least 20,000 gold equivalent ounces.

As part of the strategic plan, the Company has scheduled the exploration and development drilling intended to validate mine design and identify qualified resources and reserves with three intermediate objectives of validating measured and indicated resources containing 1,000,000 gold equivalent ounces, 1,500,000 gold equivalent ounces, and 2,000,000 gold equivalent ounces, respectively, and the long term planned objective of 3,250,000 gold equivalent ounces to be achieved in 2013, with an annual run rate of at least 20,000 gold equivalent ounces.  The Company has already met the first exploration objective.  The Company has also scheduled the start of production operations in 2011, initially using existing heap leach operating assets.

Recent Developments

As of June 10, 2011, 150.67 shares of the Company’s Series A-2 Convertible Preferred Stock have been converted into 231,444 shares of Common Stock.  As of June 10, 2011, 3,166 shares of the Company’s Series B Convertible Preferred Stock have been converted into 1,918,788 shares of Common Stock.

Corporate Information

The Company’s executive offices are located at 1200 American Flat Road, Virginia City, Nevada 89440 and its telephone number is (775) 847-5272. The Company’s mailing address is P.O. Box 1118, Virginia City, Nevada 89440. The Company’s website address is www.comstockmining.com. The Company’s website and the information contained on, or that can be accessed through, the website are not part of this prospectus.

FORWARD LOOKING STATEMENTS

The information appearing under “Statement Regarding Forward Looking Statements” in the 2010 Form 10-K and in the First Quarter Form 10-Q, is hereby incorporated by reference.

RISK FACTORS

The information appearing under “Risks Factors” in the 2010 Form 10-K and in the First Quarter Form 10-Q, is hereby incorporated by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares offered hereby by the sellers.

Except as may be described otherwise in any applicable prospectus supplement or free writing prospectus, we will use the net proceeds from the sale by us of the securities under this prospectus for general corporate purposes, which may include, among other things, funding acquisitions.

SELLING SECURITY HOLDERS

The sellers consist of the persons listed below and their subsequent transferees, pledgees, donees and successors.  The sellers may from time to time offer and sell shares of our Common Stock pursuant to this prospectus or any applicable prospectus supplement.

	Before Offering		After Offering
Name	Total Number of Shares Beneficially Owned		Number of Shares Offered (1)		Shares Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering (1)(2)
Sun Valley Gold Master Fund, Ltd.	4,883,979	(3)	4,883,970	(3)	—	—
Pinnacle Family Office Investments LP	488,396	(4)	488,396	(4)	—	—
Keith Guenther	305,248	(5)	305,248	(5)	—	—
Mathew Hayden	250,343	(6)	250,343	(6)	—	—
Leon Wagner	152,624	(7)	152,624	(7)	—	—
Christopher Ryan	122,099	(8)	122,099	(8)	—	—
Raich Trust Dtd September 17, 2001	61,049	(9)	61,049	(9)	—	—
Richard Harding	21,367	(10)	21,367	(10)	—	—
John K. Collins	15,261	(11)	15,261	(11)	—	—
Michele S. Miyakawa	15,261	(12)	15,261	(12)	—	—
Henry G. Elkins Jr. and Nancy P. Elkins JTTNS	10,073	(13)	10,073	(13)	—	—

(1)	Assumes all shares registered hereby are sold.
(2)
Applicable percentage of ownership is based on 23,993,379 shares of Common Stock outstanding as of June 10, 2011 together with all applicable options, warrants and other securities convertible into shares of our Common Stock for such stockholder.  Beneficial ownership is determined in accordance with the rules of  the SEC, and includes voting and investment power with respect to shares.  Shares of our Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after June 10, 2011 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(3)
Includes (i) 22,996 shares of the Company’s Common Stock held directly by Sun Valley Gold Master Fund, Ltd. (“Sun Valley”), (ii) 3,141,818 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock held by Sun Valley, (iii) 7,133 shares of the Company’s Common Stock held by Loews Corporation (“Loews”), (iv) 974,545 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock held by Loews, (v) 2,945 share of the Company’s Common Stock held by Compass Offshore SAV PCC Limited (“Compass Offshore”), (vi) 402,424 shares of the Company’s Common Stock issuable upon conversion of shares of currently convertible shares of Series B Preferred Stock held by Compass Offshore, (vii) 2,413 shares of the Company’s Common Stock held by Compass SAV LLC (“Compass”) and (viii) 329,696 shares of the Company’s Common Stock issuable upon conversion of shares of currently convertible shares of Series B Preferred Stock held by Compass.

(4)	Includes 484,848 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(5)	Includes 303,030 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(6)	Includes 90,909 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(7)	Includes 151,515 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.

(8)
Includes 121,212 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock. Mr. Ryan is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Ryan purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Ryan did not receive any Company securities as compensation.

(9)
Includes 60,606 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.  Mr. Jeffrey A. Raich is the trustee of the Raich Trust Dtd September 17, 2001. Mr. Raich is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Raich purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Raich did not receive any Company securities as compensation.

(10)
Includes 21,212 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.  Mr. Harding is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Harding purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Harding did not receive any Company securities as compensation.

(11)
Includes 15,151 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock. Mr. Collins is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Collins purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Collins did not receive any Company securities as compensation.

(12)
Includes 15,151 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock. Ms. Miyakawa is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Ms. Miyakawa purchased her shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, she had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Ms. Miyakawa did not receive any Company securities as compensation.

(13)	Includes 10,000 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.

DESCRIPTION OF SECURITIES

The information appearing under “Item 1. Description of Registrant’s Securities to be Registered” in the Form 8-A, is hereby incorporated by reference.

PLAN OF DISTRIBUTION

Sales by Sellers

Each seller may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of Common Stock are sold through underwriters or broker-dealers, the sellers will be responsible for underwriting discounts or commissions or agent’s commissions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices.  A seller may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the sellers to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The sellers may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the sellers may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the sellers (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the rules of the Trading Market or other stock exchange on which the Common Stock is traded.

In connection with the sale of the Common Stock or interests therein, the sellers may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The sellers may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The sellers may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.  The sellers may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The sellers and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the sellers against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the sellers without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution.  In addition, the sellers will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the sellers or any other person.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required as determined by the Company in its sole discretion, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the sellers and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  We will make copies of this prospectus available to the sellers and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale unless exempted from the prospectus delivery requirement.

The sellers may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of sellers to include the pledgee, transferee or other successors in interest as sellers under this prospectus.  The sellers also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that any sellers will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the sellers of the shares of Common Stock.  We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a sellers will pay all underwriting discounts and selling commissions, if any.

Offers by the Company

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold. We may sell the securities separately or together: through one or more underwriters in a public offering and sale by them; directly to investors (in those jurisdictions where we are authorized to do so); through agents; or through a combination of any of these methods of sale. We may sell the securities from time to time: in one or more transactions at a fixed price or prices, that may be changed from time to time; at market prices prevailing at the time of sale; at prices related to prevailing market prices; or at negotiated prices. We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement.

If underwriters are used for the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution. Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws.

Shares of our Common Stock are quoted on the NYSE AMEX. In connection with any offering of securities, the underwriters may purchase and sell securities in the open market and engage in over-allotment transactions, short-covering transactions, penalty bids and stabilizing transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales of securities in excess of the offering size of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Short-covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. We make no representation as to the direction or magnitude of any affect that such transactions may have on the price of the securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such underwriters, dealers or agents related to such civil liabilities.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform other services for us in the ordinary course of business for which they may receive compensation.

VALIDITY OF THE SECURITIES

The validity of the securities offered and to be offered hereby and certain other legal matters will be passed upon for us by McDonald Carano Wilson LLP. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of December 31, 2009 and for the year in the one-year period ended December 31, 2009 (including schedules appearing therein) incorporated in this prospectus by reference to the 2010 Form 10-K have been so incorporated in reliance on the report of Jewett, Schwartz, Wolfe & Associates, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the Commission registration fee, are estimated.

Commission registration fee	$5,254
Accounting fees and expenses	$20,000
Legal fees and expenses	$75,000
Printing and miscellaneous expenses	$1,500
Total	$101,754

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: every director, officer, or employee of ours shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of us or is or was serving at our request as a director, officer, employee or agent of us, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board approves such settlement and reimbursement as being for our best interests.  We shall provide to any person who is or was a director, officer, employee or agent of us or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 16. Exhibits

(a)           The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the securities registered hereunder.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Jewett, Schwartz, Wolfe & Associates.
24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia City, Nevada , on June 17, 2011.

COMSTOCK MINING INC.

By:	/s/ Corrado De Gasperis
Corrado De Gasperis
Chief Executive Officer
(Principal Executive Officer
and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Corrado De Gasperis as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof..

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Robert Faber
Robert Faber	Chief Accounting Officer and Director (Principal	June 17, 2011
Accounting Officer)

/s/ William Nance
William Nance	Chairman of the Board of Directors	June 17, 2011

/s/ Scott Jolcover
Scott Jolcover	Director	June 17, 2011

/s/ Robert Reseigh
Robert Reseigh	Director	June 17, 2011

II-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of McDonald Carano Wilson LLP regarding the validity of the securities registered hereunder.
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Jewett, Schwartz, Wolfe & Associates.
24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).